Exhibit 99.1

For Release:

April 28, 2009

4:00 p.m. Eastern

Market Leader Announces First Quarter Results

KIRKLAND, Wash. – April 28, 2009 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the first quarter ended March 31, 2009.

Comparisons of Quarterly Results

•

Revenue was $6.5 million in the first quarter compared to $7.8 million in the fourth quarter of 2008. The decline in sequential quarter revenue reflected fewer customers and lower average revenue per customer.

•	Net loss of $2.9 million compared to net loss of $8.8 million in the fourth quarter, which included $6.2 million of non-cash charges.

•	Adjusted EBITDA was a loss of $0.9 million in the first quarter compared to Adjusted EBITDA loss of $0.5 million in the fourth quarter.

•	Market Leader’s cash position remained strong with $57.1 million in cash, cash equivalents and short-term investments.

Enterprise-level Partnership Announced

Market Leader recently announced a strategic partnership with Realty Executives International that has already led to dozens of RealtyGenerator™ trials by brokerage companies in their franchise network. Realty Executives is launching a comprehensive local lead generation strategy to drive buyers directly to its local brokers’ Web sites. To support this initiative, Realty Executives is providing its franchisees with co-marketing funds to help them promote their company and generate leads online. In addition, Realty Executives is also offering its franchisees Market Leader’s advanced lead generation and lead management solution — RealtyGenerator — to help them cultivate all of their consumer relationships and convert those relationships into closed sales. Realty Executives has nearly 15,000 sales associates and more than 700 franchises.

Lease Amendment Yields Savings

The Company continues to take a disciplined approach to expense management and to reducing non-strategic uses of cash. As a result of a recent lease renegotiation, Market Leader will maintain its offices in its existing location under an extended term while eliminating excess capacity and avoiding any fees for early lease termination. Starting in the second quarter, Market Leader expects $600,000 in annualized savings compared to the prior lease.

Business Outlook

Market Leader believes that its Vision based products — RealtyGenerator, Team Leader and Growth Leader™ — drive stronger customer success and retention than traditional lead generation products, and should result in stronger retention. The Company expects that these products will account for the majority of its revenue by year-end. Market Leader also expects that the revenue declines seen in recent quarters will moderate significantly starting in the second half of this year.

“We are pleased with the success that customers are seeing with Growth Leader, and with all of our Vision based products. Our products are helping many of our real estate agent and broker customers grow their business despite very challenging market conditions,” said Market Leader CEO Ian Morris.

Cash Position Update

The Company believes that its strong cash position is a strategic asset. Liquidity and security of principal continue to be core to the Company’s investment policy. The Company invests in money market funds that hold high quality, short-term U. S. government obligations and repurchase agreements collateralized by U. S. government obligations, U. S. Treasury securities, and FDIC-insured certificates of deposit with terms of one year or less. Cash, cash equivalents and short-term investments totaled $57.1 million at the end of the first quarter.

Conference Call

Market Leader will host a conference call and live Webcast to discuss first quarter financial results on Tuesday, April 28, 2009 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial 913-312-0855. A live webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.marketleader.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. ET on April 28 through 11:59 p.m. on April 29 by dialing 719-457-0820 and entering the passcode 2914103#.

Forward-Looking Statements

This release contains forward-looking statements relating to the Company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, to expand into new lines of business, and to effectively re-brand and re-launch the Company. Please refer to the Company’s 2008 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the Company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings or loss before net interest, income taxes, depreciation, amortization, impairment of long-lived assets including goodwill impairment, equity in loss of unconsolidated subsidiary, stock-based compensation and gain on sale of fixed assets. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our Board of Directors. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
Net loss	$(2,875)	$(8,848)	$(1,192)
Adjustments
Interest income and expenses, net	(95)	(128)	(519)
Gain on sale of fixed assets	—	—	(791)
Impairment of goodwill and long-lived assets	—	4,883	—
Impairment of and equity in loss of unconsolidated subsidiary	94	1,461	151
Depreciation and amortization of property and equipment	803	1,032	959
Amortization of acquired intangible assets	482	454	492
Stock-based compensation	711	743	823
Income tax expense (benefit)	2	(58)	2

Adjusted EBITDA	$(878)	$(461)	$(75)

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription software and advertising products that enable them to generate a steady stream of prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. The Company also provides consumers with free access to the information and tools they need throughout the home buying and selling process through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

LEDR: FINANCIAL

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Hugh Siler

Siler & Company for Market Leader, Inc.

949.646.6966

hugh@silerpr.com

#FINANCIAL STATEMENTS FOLLOW#

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2009	2008
Revenues	$6,529	$11,196
Expenses:
Sales and marketing (1)	4,742	7,430
Technology and product development (1)	1,407	1,958
General and administrative (1)	1,969	2,706
Gain on sale of fixed assets	—	(791)
Depreciation and amortization of property and equipment	803	959
Amortization of acquired intangible assets	482	492

Total expenses	9,403	12,754

Loss from operations	(2,874)	(1,558)
Equity in loss of unconsolidated subsidiary	(94)	(151)
Interest income and expenses, net	95	519

Loss before income tax expense	(2,873)	(1,190)
Income tax expense	2	2

Net loss	$(2,875)	$(1,192)

Net loss per share - basic and diluted:	$(0.12)	$(0.05)

Number of shares used in per share calculations	24,057	24,523

(1)	Stock-based compensation is included in the expense line items above in the following amounts:

	2009	2008
Sales and marketing	$204	$153
Technology and product development	83	70
General and administrative	424	600

	$711	$823

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$31,126	$47,668
Short-term investments	25,982	10,980
Trade accounts receivable, net of allowance of $26 and $29	49	79
Prepaid expenses and other current assets	875	1,482

Total current assets	58,032	60,209
Property and equipment, net of accumulated depreciation of $14,457 and $13,859	4,242	4,452
Acquired intangible assets, net of accumulated amortization of $4,987 and $4,506	3,697	4,179
Minority investment in unconsolidated subsidiary	490	584

Total assets	$66,461	$69,424

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$715	$736
Accrued compensation and benefits	1,131	1,767
Accrued expenses and other current liabilities	820	1,111
Deferred rent, current portion	289	289
Deferred revenue	470	374

Total current liabilities	3,425	4,277
Deferred rent, less current portion	343	303

Total liabilities	3,768	4,580
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,090,760 and 24,035,074 shares at March 31, 2009 and December 31, 2008, respectively	68,624	67,900
Accumulated deficit	(5,931)	(3,056)

Total shareholders’ equity	62,693	64,844

Total liabilities and shareholders’ equity	$66,461	$69,424

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(2,875)	$(1,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	803	959
Amortization of acquired intangible assets	482	492
Stock-based compensation	711	823
Gain on sale of fixed assets	0	(791)
Equity in loss of unconsolidated subsidiary	94	151
Changes in certain assets and liabilities
Trade accounts receivable	30	3
Prepaid expenses and other current assets	610	32
Other noncurrent assets	—	398
Accounts payable	(49)	(473)
Accrued compensation and benefits	(636)	(222)
Accrued expenses and other current liabilities	(136)	(205)
Deferred rent	40	(122)
Deferred revenue	96	21

Net cash used in operating activities	(830)	(126)

Cash flows from investing activities:
Purchases of short-term investments	(14,987)	—
Sales of short-term investments	—	27,400
Proceeds from sale of fixed assets	—	1,209
Purchases of property and equipment	(529)	(376)
Payments related to the Realty Generator acquisition	(155)	(228)

Net cash (used in) provided by investing activities	(15,671)	28,005

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(41)	—
Purchase and retirement of common stock	—	(342)
Proceeds from exercises of stock options	—	26

Net cash used in financing activities	(41)	(316)

Net (decrease) increase in cash and cash equivalents	(16,542)	27,563
Cash and cash equivalents at beginning of period	47,668	35,450

Cash and cash equivalents at end of period	$31,126	$63,013